                              DELTA AIR LINES, INC.




                                     BY-LAWS



                                       and



                          CERTIFICATE OF INCORPORATION

                                   As Amended
                                     Through
                                November 16, 1998



                                  Incorporated
                                Under the Laws of
                                    Delaware

                                TABLE OF CONTENTS

BY-LAWS

Article Section                     Subject                    Page
   I             Name, Incorporation and Location of Offices..     3
             1.1 Name and Incorporation.......................     3
             1.2 Location of Registered Agent and Offices.....     3
  II             Capital Stock................................     3
             2.1 Amount and Class Authorized..................     3
             2.2 Stock Certificates...........................     3
             2.3 Transfer Agents and Registrars...............     4
             2.4 Transfers of Stock...........................     4
             2.5 Lost or Destroyed Certificates...............     4
             2.6 No Preemptive Rights.........................     5
  III            Meetings of Stockholders.....................     5
             3.1 Annual Meeting...............................     5
             3.2 Special Meetings.............................     5
             3.3 Notices of Meetings..........................     6
             3.4 Record Date..................................     6
             3.5 Quorum and Adjournment.......................     6
             3.6 Voting Rights and Proxies....................     7
             3.7 Presiding Officer............................     7
             3.8 List of Stockholders Entitled To Vote........     7
  IV             Board of Directors...........................     7
             4.1 Power and Authority..........................     7
             4.2 Number, Nomination and Election of Directors.     8
           4.2.1 Eligibility, Tenure and Vacancies............     8
             4.3 Regular Meetings of the Board of Directors...     9
             4.4 Special Meetings.............................    10
             4.5 Committees Appointed by the Board............    10
             4.6 Meetings of Committees Appointed by the Board    10
             4.7 Quorum and Voting............................    11
             4.8 Meeting by Conference Telephone..............    11
             4.9 Action Without Meeting.......................    11
            4.10 Compensation.................................    11
   V             Officers.....................................    11
             5.1 Election, Qualification, Tenure and
                 Compensation.................................    11
             5.2 Chief Executive Officer......................    12
             5.3 Chairman of the Board........................    12
             5.4 President....................................    12
             5.5 Vice Chairman of the Board...................    13
             5.6 Absence or Disability of Chairman and
                 President....................................    13
             5.7 Secretary....................................    13
             5.8 Assistant Secretaries........................    13


Article Section                     Subject                    Page
             5.9 Comptroller.................................     13
            5.10 Treasurer...................................     14
            5.11 Assistant Treasurers........................     14
            5.12 Bonds.......................................     14
  VI         6.1 Corporate Seal..............................     15
  VII        7.1 Fiscal Year.................................     15
 VIII            Dividends...................................     15
             8.1 $1.50 Par Value Common Stock................     15
             8.2 Record Date for Payment of Dividends........     15
  IX             Financial Transactions and Execution of
                 Instruments in Writing......................     16
             9.1 Depositories................................     16
             9.2 Withdrawals and Payments....................     16
             9.3 Evidence of Indebtedness and Instruments
                 under Seal..................................     16
   X             Books and Records...........................     16
            10.1 Location....................................     16
            10.2 Inspection..................................     16
  XI             Transactions with Officers and Directors....     17
            11.1 Validation..................................     17
  XII       12.1 Amendment, Repeal or Alteration.............     17
EMERGENCY BY-LAWS............................................     17

CERTIFICATE OF INCORPORATION


   Article                            Subject
First          Name.................................................  19
Second         Principal Office and Resident Agent in Delaware......  19
Third          Nature of Business...................................  19
Fourth         Number of Shares.....................................  21
Fifth          No Preemptive Rights.................................  22
Sixth          Names of Delaware Incorporators......................  22
Seventh        Perpetual Existence..................................  23
Eighth         Private Property of Stockholders Not Subject to
               Corporate Debts......................................  23
Ninth          Directors: Number, Election, Vacancies and Committees
               Officers: Required Officers, Election and Removal....  23
Tenth          Indemnification......................................  23
Eleventh       By-Laws..............................................  24
Twelfth        Stockholders' Meetings; Corporate Records............  24
Thirteenth     Dividends; Issuance of Stock and other Securities....  24
Fourteenth     Directors' Powers in Furtherance, Not Limitation of,
               Delaware Law.........................................  24
Fifteenth      Reservation of Power To Amend Certificate of
               Incorporation........................................  24
Sixteenth      Stockholder Action By Written Consent................  24
Seventeenth    Fair Price Provision.................................  24
Eighteenth     Limitation on Director Liability.....................  28


CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
   RIGHTS OF SERIES B ESOP CONVERTIBLE PREFERRED
   STOCK OF DELTA AIR LINES, INC. ...................................     29
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
   RIGHTS OF SERIES D JUNIOR PARTICIPATING
   PREFERRED STOCK OF DELTA AIR LINES, INC. .........................     46

                                   BY-LAWS OF

                              DELTA AIR LINES, INC.




                                   ARTICLE I.
              NAME, INCORPORATION AND LOCATION OF OFFICES



SECTION 1.1 Name and Incorporation.
     The name of this corporation is DELTA AIR LINES, INC. It is incorporated under the laws of Delaware in perpetuity.


SECTION 1.2 Location of Registered Agent and Offices.
     The name of the registered agent of the corporation is the Corporation Trust Co., and its address and the address of the corporation's principal office in Delaware is No. 100 West 10th Street, Wilmington, Delaware 19801. Said registered agent and office may be changed as provided by the General Corporation law of Delaware, as now or hereafter in effect.
     The corporation may also have an office in Atlanta, Georgia, and may have offices at such other places as the business of the corporation may require.



                                   ARTICLE II.

                                  CAPITAL STOCK



SECTION 2.1 Amount and Class Authorized.
     Until otherwise provided by amendment to its Certificate of Incorporation, the authorized capital stock of the corporation shall consist of 470,000,000 shares, of which 450,000,000 shall be common stock of the par value of $1.50 per share and 20,000,000 shall be preferred stock of the par value of $1.00 per share. Shares of such authorized $1.50 par value common stock, in addition to the shares now outstanding, up to the authorized maximum of 450,000,000 shares, may be issued at such times, and from time to time, and may be sold for such considerations, not less than the par value thereof, as shall be fixed and determined by the board of directors. Shares of such authorized preferred stock up to the authorized maximum of 20,000,000 shares may be issued at such times, and from time to time, in such series and with such rights, including voting rights, preferences, and limitations, and may be sold for such considerations, not less than the par value thereof, as shall be fixed and determined by the board of directors.


SECTION 2.2 Stock Certificates.
     Certificates evidencing the stock of the corporation shall be in such forms as shall be authorized and approved by the board of directors. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary of the corporation, and the seal of the corporation shall be affixed thereto. The seal of the corporation and any or all the signatures on such certificate may be facsimile engraved, stamped or printed.
     If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, a certificate has ceased to be an officer, transfer agent or registrar or if any officer who has signed has had a change in title before the certificate is delivered, such certificate may nevertheless be issued and delivered by the corporation as though the officer, transfer agent or registrar who signed or whose facsimile signature shall have been used had not ceased to be such officer, transfer agent or registrar or such officer had not had such change in title.


SECTION 2.3 Transfer Agents and Registrars.
     The board of directors may appoint transfer agents and co-transfer agents and registrars and co-registrars for the stock of the corporation and, if it so elects, may appoint a single agency to serve as both transfer agent and registrar, and may require all certificates evidencing stock to bear the signature or signatures of any of them.


SECTION 2.4 Transfers of Stock.
     Transfers of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof in person or by attorney thereunto duly authorized in writing. Powers of attorney to transfer stock of the corporation shall be filed with the duly authorized transfer agent of the corporation, when appointed, and the certificates evidencing the stock to be transferred shall be surrendered to such transfer agent for cancellation, and shall be cancelled by it at the time of transfer.
     Until transfer shall have been made as provided above, possession of a certificate evidencing stock of the corporation shall not vest any ownership of such certificate, or of the stock evidenced thereby, in any person other than the person in whose name said stock stands registered on the books of the corporation and the corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof. Notwithstanding the foregoing, the corporation shall have the power and is authorized to effect through the duly authorized transfer agent and registrar or otherwise transfers of stock of the corporation to various states or appropriate state authorities when applicable state laws of escheat or abandonment so require.


SECTION 2.5 Lost or Destroyed Certificates.
     In case of the loss or destruction of an outstanding certificate of stock, another certificate for a like number of shares may be issued in place of the lost or destroyed certificate upon proof satisfactory to the board of directors or its delegate, and upon payment of the expenses, if any, incident to the issuance of such new certificate; provided, however, that the board of directors or its delegate, if it sees fit, may require that such lost or destroyed certificate be established as by the laws of Delaware in such cases made and provided, and further provided that, any provision of law to the contrary notwithstanding, the board of directors or its delegate may require the owner of such lost or destroyed certificate, or the legal representative of such owner, to give the corporation a bond sufficient, in the opinion of the board of directors or its delegate, to indemnify the corporation against and hold it harmless from any and all loss, damage, liability and claims (whether or not such claims be meritorious) on account of and with respect to such lost or destroyed certificate and the stock evidenced thereby and the issuance or establishment of such new certificate.

SECTION 2.6 No Preemptive Rights.
     No holder of any stock of the corporation which shall at any time be outstanding shall have any preemptive rights to subscribe for or purchase additional shares of stock of the corporation of any class which at any time may be authorized or issued.



                                  ARTICLE III.

                            MEETINGS OF STOCKHOLDERS


SECTION 3.1 Annual Meeting.
     The annual meeting of stockholders shall be held on the fourth Thursday in October of each year or at such other time as the board of directors shall specify, at such place, either within or without the State of Delaware, as may be designated by the board of directors from time to time, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.
     To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, (b) otherwise properly brought before the meeting by or at the direction of the board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided that if the board calls the annual meeting for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th business day following the day on which the board gave such notice or made such public disclosure of the date of the annual meeting, whichever first occurs. Such stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article III, provided, that nothing in this Article III shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.
     If business is not properly brought before the meeting in accordance with the provisions of this Article III, the Presiding Officer at an annual meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 3.2 Special Meetings.
     Special meetings of the stockholders shall be held at such times, and at such places, either within or without the State of Delaware, as shall be designated in the notice of call of the meeting, and may be called by the chairman of the board or the president at any time and must be called by the chairman of the board or the president whenever requested in writing by a majority of the board of directors.


SECTION 3.3 Notices of Meetings.
     Written or printed notices of every annual or special meeting of the stockholders shall be mailed to each stockholder of record at the close of business on the record date hereinafter provided for, at the address shown on the stock book of the corporation or its transfer agents, not less than ten nor more than sixty days prior to the date of such meeting. Notices of special meetings shall briefly state or summarize the purpose or purposes of such meetings, and no business except that specified in the notice shall be transacted at any special meeting. It shall not be necessary that notices of annual meetings specify the business to be transacted at such annual meetings, and any business of the corporation may be transacted at any annual meeting of the stockholders to the extent not prohibited by applicable law, the Certificate of Incorporation or these By-Laws.


SECTION 3.4 Record Date.
     It shall not be necessary to close the stock transfer books of the corporation for the purpose of determining the stockholders entitled to notice of and to participate in and vote at any meeting of the stockholders. In lieu of closing the stock transfer books of the corporation, and for all purposes that might be served by closing the stock transfer books, the board of directors may fix and declare a date not less than ten days nor more than sixty days prior to the date of any annual or special meeting as the record date for the determination of stockholders entitled to notice of and to participate in and vote at such meeting of the stockholders and any adjournment thereof; and the corporation and its transfer agents may continue to receive and record transfers of stock after any record date as so provided. In any such case, such stockholders, and only such stockholders as shall have been stockholders of record at the close of business on the record date shall be entitled to notice and to participate in and vote at any such meeting of the stockholders, notwithstanding any transfers of stock which may have been made on the books of the corporation or its transfer agents after such record date.


SECTION 3.5 Quorum and Adjournment.
     Except as otherwise provided or required by law, by the Certificate of Incorporation or by these By-Laws, a quorum at any meeting of the stockholders shall consist of the holders of shares representing a majority of the number of votes entitled to be cast by the holders of all shares of stock then outstanding and entitled to vote, present in person or by proxy. If a quorum is not present at any duly called meeting, the Presiding Officer or the holders of a majority of the votes present may adjourn the meeting from day to day, or to a fixed date, without notice other than announcement at the meeting, but no other business may be transacted until a quorum is present; provided, however, that any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected, and further provided that those who attend the second of such adjourned meetings, although less than a quorum as fixed hereinabove, shall nevertheless constitute a quorum for the purpose of electing directors.

     The stockholders present at a duly organized meeting at which a quorum is present at the outset may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to result in less than a quorum or the refusal of any stockholder present to vote.
     The Presiding Officer may in his discretion defer voting on any proposed action and adjourn any meeting of the stockholders until a later date, provided such actions are otherwise permitted by law and are not inconsistent with the Certificate of Incorporation or other provisions of these By-Laws.


SECTION 3.6 Voting Rights and Proxies.
     At all meetings of stockholders, whether annual or special, the holder of each share of common stock which is then outstanding and entitled to vote shall be entitled to one vote for each share held and the holder of each share of any series of preferred stock which is then outstanding shall be entitled to such voting rights, if any, and such number of votes, as shall be specified in the resolution or resolutions of the board of directors providing for the issuance of such series. Stockholders may vote at all such meetings in person or by proxy duly authorized in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Except as otherwise specifically provided by law, by the Certificate of Incorporation or by these By-Laws, a majority of the valid votes present shall be necessary and sufficient to decide any question which shall come before any meeting of the stockholders. In case of any challenge of the right of a given stockholder to vote in person or by proxy, the Presiding Officer hereinafter provided for shall be authorized to make the appropriate determination, and his decision shall be final.


SECTION 3.7 Presiding Officer.
     All meetings of the stockholders shall be presided over by the chairman of the board or, in the absence or disability of the chairman, by the president, or in his absence or disability, by the vice chairman, if any, or, in his absence or disability, by the senior director (in terms of length of service on the board of directors) present.


SECTION 3.8 List of Stockholders Entitled to Vote.
     A complete list of the stockholders entitled to vote, arranged in alphabetical order and indicating the number of shares held by each, shall be prepared by the secretary and shall be available at the place where any stockholders' meeting is being held, and shall be open to the examination of any stockholder for any proper purpose during the whole of such meeting.



                                   ARTICLE IV.

                               BOARD OF DIRECTORS


SECTION 4.1 Power and Authority.
     All of the corporate powers of this corporation shall be vested in and the business, property and affairs of the corporation shall be managed by, or under the direction of, the board of directors; and the board of directors shall be, and hereby is, fully authorized and empowered to exercise all of the powers of the corporation and to do, and to authorize, direct and regulate the doing of, any and all things which the corporation has the lawful right to do which are not by statute, the Certificate of Incorporation or these By-Laws expressly directed or required to be exercised or done by the stockholders.


SECTION 4.2 Number, Nomination and Election of Directors.
     The board of directors shall consist of not less than five nor more than nineteen directors who shall be stockholders of the corporation. The members of the board of directors shall be elected by the stockholders at the annual meeting of stockholders, or at a duly convened adjournment thereof or at a special meeting of stockholders duly called and convened for that purpose, provided, however, that only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of the corporation at the annual meeting or a duly convened adjournment thereof may be made by or at the direction of the board of directors, by any nominating committee or person appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting or a duly convened adjournment thereof who complies with the notice procedures set forth in this Article IV. Such nominations, other than those made by or at the direction of the board, or by any nominating committee or person appointed by the board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided that if the board calls the annual meeting for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th business day following the day on which the board gave such notice or made such public disclosure of the date of the meeting, whichever first occurs. Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.
     If a nomination is made that is not in accordance with the foregoing procedure, the Presiding Officer at an annual meeting shall so declare to the meeting and the defective nomination shall be disregarded.


SECTION 4.2.1 Eligibility, Tenure and Vacancies.
     A nomination to serve as a director shall be accepted and votes cast for a nominee shall be counted only if the secretary has received, at least thirty days before the annual or a special meeting of stockholders, a statement signed by the nominee advising that he or she consents to being a nominee and, if elected, intends to serve as a director, and further provided that:
     (a) Directors who are full-time employees of the company shall resign from the board coincident with their retirement from full-time employment.
     (b) The age limit for directors not covered by subparagraph (a), above, or who, after resigning from the board upon retirement from full-time employment are re-elected to the board, shall be seventy-two, and such directors shall retire from the board as of the date and time of the annual meeting of stockholders which next follows their attainment of age seventy-two; provided, however, that such directors originally elected to the board after November 1, 1981, shall retire from the board as of the date and time of the annual meeting of stockholders which next follows their attainment of age seventy.
     (c) The board may extend the retirement date for one year for any director who is serving as chairman of a committee of the board who will have occupied such chairmanship less than two years at the time of his or her normal retirement date, but this subparagraph (c) shall be effective only through October 22, 1992 and no extension shall be valid beyond that date.
Each member of the board of directors shall hold office from the time of his election and qualification until the next annual meeting of the stockholders and until his successor shall have been elected and qualified; provided, however, that any member of the board of directors may be removed from such office by the stockholders at any time, with or without cause, at any meeting of the stockholders, duly called for such purpose, in which event a successor may be elected by the stockholders at such meeting or at any subsequent meeting of the stockholders duly called for such purpose.
     The number of members of the board of directors may be increased or decreased at any time and from time to time to not less than five nor more than nineteen members by resolution adopted by the board of directors and in such event, and in the event any vacancy on the board of directors shall occur by death, resignation, retirement, disqualification or otherwise, additional or successor members of the board of directors may be elected by majority vote of the remaining members of the board of directors present in person at any duly convened meeting of said board.
     Any director may resign at any time upon written notice to the corporation.


SECTION 4.3 Regular Meetings of the Board of Directors.
     The first organizational meeting of each newly-elected board shall be held at such time and place, either within or without the State of Delaware, as shall be fixed by the outgoing board of directors at or before its last regular meeting preceding the annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly-elected directors in order to constitute the meeting legally, provided that a majority of the whole board shall be present, and further provided that such newly-elected board may meet at such other place and time as shall be fixed by the consent in writing of all of the said directors.
     At such organizational meeting the board, by a vote of a majority of all of the members thereof, shall elect a chairman from among its members. The chairman shall preside over all meetings of the board of directors, if present, and shall have such other powers and perform such other duties as may be assigned to him by the board from time to time. In his capacity as chairman of the board he shall not necessarily be an officer of the corporation but he shall be eligible to serve, in addition, as an officer pursuant to Section 5.1 of these By-Laws.
     All meetings of the directors shall be presided over by the chairman of the board or, in his absence or disability, by the chief executive officer of the corporation if he is a member of the Board or, in his absence or disability, by the president if he is a member of the Board or, in his absence or disability, by the vice chairman, if any, or, in his absence or disability, by the senior director (in terms of length of service on the board of directors) present.
     Regular meetings of the board of directors shall be held during the months of January, April, June, July and September, on such dates and at such places as the board by resolution or, failing such resolution, as the chairman of the board or, during his absence or disability, the president or the secretary of the corporation may determine, and if not previously specified in a board resolution, each director shall be advised in writing of the date, place and time of each such meeting at least two days in advance, unless such notice be waived in writing.


SECTION 4.4 Special Meetings.
     Special meetings of the board of directors shall be held at such time and place, within or without the State of Delaware, as shall be designated in the call and notice of the meeting; and may be called by the chairman of the board, or in his absence or disability by the president or the secretary of the company, at any time, and must be called by the chairman, or in his absence or disability by the president or the secretary of the corporation, whenever so requested in writing by three or more members of the board. Notices of special meetings shall be given to each member of the board not less than twenty-four hours before the time at which each such meeting is to convene. Such notices may be given by telephone or by any other form of written or verbal communication. It shall not be necessary that notices of special meetings state the purposes or the objects of the meetings, and any business which may come before any duly called and convened special meeting of the board may be transacted at such meeting.
     The members of the board of directors, before or after any meeting of the board, may waive notice thereof and, if all members of the board be present in person at any meeting or waive notice of the meeting, the fact that proper notice of the meeting was not given shall not in any way affect the validity of the meeting or the business transacted at the meeting.


SECTION 4.5 Committees Appointed by the Board.
     A majority of the whole board may from time to time appoint (a) committees of the board, the membership of which shall consist entirely of board members and (b) other committees, the membership of which may be either a mixture of board and non-board members or entirely non-members of the board. All committees so appointed shall elect a chairman and keep regular minutes of their meetings and transactions and such minutes shall be accessible to all members of the board at all reasonable times.
     No such committee shall have the power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in a resolution of the board of directors providing for the issuance of shares of stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; to amend the By-Laws of the corporation; or, unless a resolution of the board of directors, the

By-Laws or the Certificate of Incorporation expressly so provides, to declare a dividend or authorize the issuance of stock.


SECTION 4.6 Meetings of Committees Appointed by the Board.
     Meetings of any committee appointed by the Board shall be called by the secretary or any assistant secretary of the corporation (or, in the case of committees appointed by the board whose membership does not consist exclusively of board members, by such employee of the corporation as has been designated pursuant to By-Law 5.7 to record the votes and the minutes of such committee) upon the request of the chairman of the committee, the chairman of the Board, the chief executive officer of the corporation, or any two members of the committee. Notice of each such meeting shall be given in the same manner specified in Section 4.4 for special meetings of the board of directors.


SECTION 4.7 Quorum and Voting.
     A majority of the members of the board of directors or of any committee appointed by the board shall be present at any meeting of the board or such committee in order to constitute a quorum, and a majority of the members present at any duly constituted meeting of the board or such committee may decide any question which properly may come before the meeting, unless a different vote is specifically required by these By-Laws, the Certificate of Incorporation or applicable law.


SECTION 4.8 Meeting by Conference Telephone.
     Members of the board of directors or any committee appointed by the board may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting.
     Notwithstanding the notice provisions of Sections 4.3, 4.4 and 4.6 above, participation in a meeting by means of conference telephone by a member of the board of directors or a committee appointed by the board shall constitute waiver of notice of the meeting by such director.


SECTION 4.9 Action Without Meeting.
   Any action required or permitted to be taken at any meeting of the board of directors or any committee appointed by the board may be taken without a meeting if all of the directors or all of the members of such a committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board of directors or of such committee.


SECTION 4.10 Compensation.
     A director shall receive such reasonable compensation for his services as a director or as a member of a committee appointed by the board of directors (including service as chairman of the board or as chairman of a committee of the board) as may be fixed from time to time by the board of directors and shall be reimbursed for his reasonable expenses, if any, in attending any meeting of the board of directors or such a committee. A director shall not be barred from also serving the corporation in any other capacity and receiving reasonable compensation therefor.

                                   ARTICLE V.

                                    OFFICERS


SECTION 5.1 Election, Qualification, Tenure and Compensation.
     The officers of the corporation shall be elected by the board of directors and shall include a president, one or more vice presidents (one or more of whom may be designated as an executive vice president or senior vice president), a secretary, a comptroller, a treasurer and such other officers, including a vice chairman, as from time to time the board of directors shall deem necessary or desirable. At the discretion of the board, the chairman of the board may also be elected under the same title as an officer of the corporation.
     The chairman of the board and president (and the vice chairman, if any) shall be, and the other officers may be but need not be, members of the board of directors and stockholders.
     Unless otherwise provided by the board of directors, each officer shall hold office from the time of his election until his successor shall have been elected and qualified, provided, however (except as otherwise provided in a contract duly authorized by the board of directors), any officer may be removed from office by the board of directors at any time, with or without cause, and any officer may resign at any time upon written notice to the corporation. Any two offices may be united in any one person, provided that no person shall act in more than one capacity in any one transaction.
   The compensation of all officers shall be fixed and determined by the board of directors or pursuant to its delegated authority.
     From time to time the board of directors, or its delegates, may appoint such other agents, for such terms and with such rights, powers and authorities, on such conditions, subject to such limitations and restrictions and at such compensation as shall seem right and proper to it or them, and any such agent may be removed from office by the board of directors or its delegates at any time, with or without cause.


SECTION 5.2 Chief Executive Officer.
     From time to time the board of directors shall designate by resolution either the chairman of the board, if elected as an officer of the corporation, or the president to act as the chief executive officer of the corporation. The chief executive officer shall have responsibility for the active and general management of the corporation and such authorities and duties as are usually incident to the office of chief executive officer and as from time to time shall be specified by the board of directors. He shall prescribe the duties of all subordinate officers, agents and employees of the company to the extent not otherwise prescribed by the Certificate of Incorporation, the By-Laws or the board of directors. Such designation shall continue in full force and effect until modified or rescinded by further resolution of the board.


SECTION 5.3 Chairman of the Board.
     The chairman of the board shall preside over all meetings of the board of directors and the stockholders of the corporation. He shall have such other authorities and duties as are usually incident to the office of chairman of the board and as from time to time shall be specifically directed by the board of directors. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all certificates, contracts and other instruments of the corporation which may be authorized by the board of directors. During the absence or disability of the president, if the chairman has been elected as an officer of the corporation he shall exercise all of the powers and discharge all of the duties of the president.

If the chairman has not been elected as an officer of the corporation, then the provisions of Section 5.6 shall apply.


SECTION 5.4 President.
     Subject to the powers and duties hereinbefore delegated to the chairman of the board, and to the powers and duties hereinbefore delegated to the chief executive officer if the chairman of the board is designated by the board of directors to act as chief executive officer, the president shall direct the operations of the company. He shall have such other authorities and duties as are usually incident to the office of president and as, from time to time, shall be specifically directed by the board of directors. During the absence or disability of the chairman, the president shall exercise all of the powers and discharge all of the duties of the chairman.



SECTION 5.5 Vice Chairman of the Board.
     The vice chairman of the board, if any, who shall be an officer of the corporation, shall have such specific powers, duties and authority, and shall perform such administrative and executive duties as, from time to time, may be assigned by the board of directors, or the chief executive officer.


SECTION 5.6 Absence or Disability of Chairman and President.
     In the absence or disability of both the chairman of the board if he has been elected an officer of the corporation, and the president, or in the absence or disability of the president if the chairman has not been elected as an officer of the corporation, the vice chairman, if any, or if there is no vice chairman, an officer previously designated in writing by the chief executive officer or, in the absence of such designation, an officer designated by the board of directors, shall exercise all of the powers and discharge all of the duties of the said officer or officers until one or both return to active duty or until the board of directors authorizes another person or persons to act in their capacities.


SECTION 5.7 Secretary.
     The secretary or an assistant secretary shall record the votes and the minutes, in books to be kept for that purpose, of all meetings of the stockholders, of the board of directors, and of those committees of the board of directors whose membership is confined to members of the board, provided, however, that in the absence of the secretary and the assistant secretaries the chairman of any such meeting may designate another officer of the company to act as secretary of that meeting. Any employee of the corporation may be designated by committees which are appointed by the board, but whose membership is not confined to members of the board, to record the votes and minutes of the proceedings of such committees in books to be kept for that purpose. The secretary or an assistant secretary shall give or cause to be given, notice of all meetings of the stockholders, the board of directors and committees of the board of directors. The secretary and assistant secretaries shall keep in safe custody the seal of the corporation and shall affix the same to any instrument requiring it and, when required, it shall be attested by his signature or by the signature of an assistant secretary. In the absence or disability of the secretary and all assistant secretaries, the seal may be affixed and the instrument attested by any vice president. The secretary also shall perform such other duties as may be assigned to him by the board of directors, or the chief executive officer.

SECTION 5.8 Assistant Secretaries.
   In the absence or disability of the secretary, an assistant secretary, if specifically designated and directed by the chairman of the board or the president, shall perform the prescribed duties and functions of the secretary. The assistant secretaries also shall have such specific powers and authorities and shall perform such other duties and functions as from time to time may be assigned by the board of directors, or the chief executive officer.


SECTION 5.9 Comptroller.
     The comptroller shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the corporation. The comptroller shall establish and administer an adequate plan for the control of operations, including systems and procedures required to properly maintain internal controls on all financial transactions of the corporation. The comptroller shall prepare, or cause to be prepared, statements of the financial condition of the corporation and proper profit and loss statements covering the operations of the corporation and such other and additional financial statements, if any, as the chief executive officer or the board of directors from time to time shall require. The comptroller also shall perform such other duties as may be assigned to him by the board of directors, or the chief executive officer.


SECTION 5.10 Treasurer.
     The treasurer shall be responsible for the custody and care of all the funds and securities of the corporation and shall cause to be kept full and accurate books and records of account of all receipts and disbursements of the corporation. The treasurer shall cause all money and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such depositories as shall be designated from time to time by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, or the chief executive officer. The treasurer also shall perform such other duties as may be assigned to him by the board of directors, or the chief executive officer.


SECTION 5.11 Assistant Treasurers.
     In the absence or disability of the treasurer, an assistant treasurer, if any, or any other officer of the corporation, if specifically designated and directed by the chairman of the board or the president, shall perform the prescribed duties and functions of the treasurer. Any such assistant treasurer also shall have such specific powers and authorities and shall perform such other duties and functions as from time to time shall be assigned by the board of directors, or the chief executive officer of the corporation.


SECTION 5.12 Bonds.
     Any officer or agent of the corporation shall furnish to the corporation such bond or bonds, with security for the faithful performance of his duties, as from time to time may be required by the board of directors.

                                   ARTICLE VI.

                                 CORPORATE SEAL


SECTION 6.1 Corporate Seal.
     The corporate seal shall have inscribed thereon the name of the corporation, the word "SEAL" and the word "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                                  ARTICLE VII.

                                   FISCAL YEAR


SECTION 7.1 Fiscal Year.
     The fiscal year of the corporation shall commence on the first day of July of each year and shall end on the thirtieth day of June of the next following year.



                                  ARTICLE VIII.

                                    DIVIDENDS


SECTION 8.1 $1.50 Par Value Common Stock.
     Dividends may be paid on the $1.50 par value common stock of the corporation in such amounts and at such times as the board of directors shall determine.


SECTION 8.2 Record Date for Payment of Dividends.
     It shall not be necessary to close the stock transfer books of the corporation for the purpose of determining the stockholders entitled to receive payment of any dividend on the stock of the corporation; but in lieu of closing the stock transfer books, and for all purposes that might be served by closing the stock transfer books, the board of directors, in declaring any dividend on the common stock, shall fix either the date on which the dividend is declared or a date between that date and the date on which the dividend is to be paid as the record date for determining stockholders entitled to receive payment of said dividend; and the corporation and its transfer agents may continue to receive and record transfers of stock after the record date so fixed and determined but, in any such case, such stockholders and only such stockholders as shall have been stockholders of record at the close of business on the record date so fixed and determined by the board of directors shall be entitled to receive payment of said dividend, notwithstanding any transfer of any stock which may have been made on the books of the corporation or its transfer agents after said record date.

                                   ARTICLE IX.

                FINANCIAL TRANSACTIONS AND EXECUTION OF
                             INSTRUMENTS IN WRITING


SECTION 9.1 Depositories.
     The funds and securities of the corporation shall be deposited, in the name of and to the credit of the corporation, in such banks, trust companies and other financial institutions as shall from time to time be determined and designated by the board of directors or its delegate.


SECTION 9.2 Withdrawals and Payments.
     All checks and orders for the withdrawal or payment of funds of the corporation, shall be signed in the name of the corporation in such manner and form and by such officer, officers or other employees as from time to time may be authorized and provided by the board of directors or its delegate. Facsimile signatures may be used when authorized by the board or its delegate.
     It shall be the duty of the secretary, an assistant secretary or the corporation's official in charge of internal auditing to certify to the designated depositories of the funds and securities of the corporation the names and signatures of the officers and other employees of the corporation who, from time to time, are authorized to sign checks, drafts or orders for the withdrawal of funds and/or securities. No check, drafts or order for the withdrawal or payment of funds of the corporation shall be signed in blank.


SECTION 9.3 Evidence of Indebtedness and Instruments Under Seal.
     Unless otherwise authorized by the board of directors, all notes, bonds, and other evidences of indebtedness of the corporation, and all deeds, indentures, contracts and other instruments in writing required to be executed under the seal of the corporation, shall be signed in the name and on behalf of the corporation by the chairman of the board, the president, the vice chairman, if any, or a vice president of the corporation and shall be attested by the secretary or an assistant secretary.



                                   ARTICLE X.

                                BOOKS AND RECORDS


SECTION 10.1 Location.
     The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the board of directors may from time to time appoint.


SECTION 10.2 Inspection.
     Except as otherwise required by law, the board of directors or its delegate shall determine whether and to what extent the books, accounts and records of the corporation, or any of them other than the stock books, shall be open to the inspection of the stockholders.

                                   ARTICLE XI.

                TRANSACTIONS WITH OFFICERS AND DIRECTORS


SECTION 11.1 Validation.
     Contracts and all other transactions, including but not limited to purchases and sales, by and between this corporation and one or more of its officers or directors, or by and between this corporation and any firm, partnership, association or corporation of which one or more of the officers or directors of this corporation shall be members, partners, officers or directors or in which one or more of the officers or directors of this corporation shall be interested, shall be valid, binding and enforceable, and shall not be voidable by this corporation or its stockholders notwithstanding the participation of any such interested director in any meeting of the board of directors of this corporation at which such contract or other transaction shall be considered, acted upon or authorized, and notwithstanding the participation of any such interested officer or director in the making or performance of such contract or transaction, if the material facts of such interest shall be disclosed to or be known by the members of the board of directors of this corporation who shall be present at the meeting of said board at which such contract or transaction, and such participation therein, shall be authorized or approved and if the board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum.



                                  ARTICLE XII.

                         AMENDMENT, REPEAL OR ALTERATION


SECTION 12.1 Amendment, Repeal or Alteration.
     These By-Laws may be amended, repealed or altered, in whole or in part, by a majority of the valid votes cast at any duly convened regular annual meeting of the stockholders or at any duly convened special meeting of stockholders when such object shall have been announced in the call and notice of the meeting. These By-Laws also may be amended, repealed or altered by vote of a majority of the whole board of directors at any duly convened meeting of the board of directors; provided, however, that any such action of the board of directors may be repealed by the stockholders. The repeal of any such action of the board of directors by the stockholders, however, shall not invalidate or in anywise affect the validity of any act or thing done in reliance upon said action of the board of directors.



                                EMERGENCY BY-LAWS

                            Adopted October 27, 1967

     Subject to repeal or change by the stockholders, and notwithstanding any different provision contained in the Delaware Corporation Law or in the Certificate of Incorporation or By-Laws of this corporation, the following emergency by-laws shall be operative in any emergency arising from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or stockholders, or during any atomic or nuclear disaster or during the existence of any catastrophe or other similar emergency condition as a result of which a quorum of the board of directors cannot readily be convened for action.
         1. In the event of emergency or disaster as described above, an emergency board of directors shall forthwith assume direction and control of the affairs of the corporation.
         2. Such emergency board of directors shall consist of all living directors, and meetings of the emergency board may be called by the chairman of the board, the president, the vice chairman or the secretary or, in the event of the death or inability of any of the four to act, by any surviving director with the capacity and ability to act.
         3. To the extent possible, notice of emergency board meetings shall be given in each instance to each known living member of the board at his last known business address, either orally or in writing delivered personally or by mail, telegraph, telephone or radio, or by publication; provided however, that if notice by such means is impossible insofar as specific individual directors are concerned, then the person calling the meeting shall give such directors such notice as is reasonably possible under the circumstances.
         4. At any properly called meeting of the emergency board a quorum shall not be necessary, and the acts of a majority of the members of the emergency board present shall be and shall constitute the acts of the emergency board.
         5. During its existence, the emergency board shall have the following powers:
     (a) To appoint officers and agents of the corporation and to determine their compensation and duties;
     (b) To borrow money and to issue bonds, notes or other obligations and evidence of indebtedness therefor;
     (c) To determine questions of general policy with respect to the business of the corporation;
     (d) To call stockholders' meetings; and
     (e) To take all actions and to do all things necessary to preserve the corporation as an operating entity, and to direct and control its affairs and operations, until the regular board of directors has been reconstituted, either by the passage of time, by action of the stockholders, or otherwise in accordance with law.
         6. No officer, director or employee acting in accordance with these emergency by-laws shall be liable to the corporation or its stockholders with respect to action taken under power granted herein except for willful misconduct.
         7. As soon as reasonably possible following the creation of an emergency board of directors, if it appears clear that such action is required because of the number of directors killed or indefinitely incapacitated, the emergency board shall call a regular or special meeting of the stockholders of the corporation for the election of a new board of directors, or otherwise to reconstitute the board, and upon the election and qualification or reconstitution of such board, the emergency board established pursuant to these emergency by-laws shall cease and terminate and the direction and control of the affairs of the corporation shall vest in such new or reconstituted board of directors.
         8. To the extent not inconsistent with these emergency by-laws, the regular by-laws of the corporation shall remain in effect during the emergency.

                          CERTIFICATE OF INCORPORATION

                                       OF

                              DELTA AIR LINES, INC.

     First: The name of the corporation (which is hereinafter referred to as the "Corporation") is Delta Air Lines, Inc.
     Second: The principal office of the Corporation in the State of Delaware is located at No. 100 West Tenth Street in the City of Wilmington, County of Newcastle. The name and address of its resident agent is The Corporation
Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.
     Third: The nature of the business and the objects and purposes to be transacted, promoted or carried on by the Corporation are:
     (1) To invent, make, manufacture, purchase or otherwise acquire, buy, sell, hire, lease, import, export, deal in or with, operate or otherwise use at any place or places within or without the United States, aircraft, airplanes, airships, machines, rockets, spacecraft, flying apparatus and other contrivances or devices for aerial or space operation or navigation of any and every kind and description and any future improvements or developments of the same (all of the aforesaid contrivances or devices hereinafter described as "aircraft").
     (2) To manufacture, buy, sell, hire, lease, import, export, deal in or with, operate or otherwise use motors, engines or other machinery or devices, of every kind and description, for the generation of power for the operation of said aircraft, and all machinery, appliances, tools, supplies or other equipment or paraphernalia used or capable of being used in the construction, maintenance, repair and operation of same.
     (3) To operate, use or navigate for profit or otherwise any and all of the said aircraft, machines and motors previously described for the carriage and transportation of persons, property, express, freight and mail for all kinds of private, commercial or governmental purposes, at any place within or without the United States.
     (4) To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, own and operate under, and to sell, assign and otherwise deal in and dispose of, any trade-marks, trade-names, patents and applications for patent, copyrights, licenses, improvements, processes and secret formulae used in connection with, or secured under, letters patent of the United States or of other jurisdictions or countries, and whether or not in any way relating to any of the businesses aforesaid, to use, exercise, grant licenses in respect of or otherwise turn to account any such trade-marks, patents, copyrights, licenses, processes and the like.
     (5) To acquire, buy, purchase, lease, own, hold, sell, mortgage and encumber improved and unimproved real estate wherever situate, and to construct and erect thereon and to operate and carry on the business of factories, works, plants, stores, mills, hotels, houses and buildings.
     (6) To purchase or otherwise acquire and to hold, sell, pledge or otherwise dispose of all forms of securities, including stocks, bonds, debentures, notes, certificates of indebtedness, certificates of interest, mortgages and other similar instruments and rights however issued or created, and to deal in and with the same and to issue in exchange therefor or in payment therefor its own stock, bonds or other obligations or securities, and to exercise in respect thereof any and all rights, powers and privileges of individual ownership or interest therein, including the right to vote thereon and to consent or otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof, or designed to accomplish any such purpose, and to aid by loan, subsidy, guaranty or in any other manner those issuing, creating or responsible for any such securities; to acquire or become interested in any such securities as aforesaid by original subscription, underwriting, participation in syndicates or otherwise, and to make payments thereon as called for and to underwrite or subscribe for the same conditionally or otherwise and either with a view to investment or for resale or for any other lawful purpose.
     (7) To purchase or otherwise acquire, sell or otherwise dispose of, realize upon or otherwise turn to account, manage, liquidate or reorganize the properties, assets, business undertakings, enterprises or ventures or any part thereof of corporations, associations, firms, individuals, syndicates and others; to act as financial, commercial or general agent or representative of any corporation, association, firm, syndicate or individual, and as such to develop, improve and extend the property, trade and business interest thereof and to aid in any lawful enterprise in connection therewith, and in connection with acting as agent or broker for any principal to give any other aid or assistance.

     (8) To borrow money and for monies borrowed or in payment for property acquired, or for any other objects and purposes of the corporation or otherwise in connection with the transaction of any part of its business, to issue bonds, debentures, notes and other obligations secured or unsecured and to mortgage, pledge or hypothecate any and all of its properties or assets as security therefor; to make, accept, endorse, guarantee, execute and issue notes, bills of exchange and other obligations; to mortgage, pledge or hypothecate any stocks, bonds, other evidences of indebtedness or securities and any other property held by it or in which it may be interested, and to loan money with or without collateral or other security; to guarantee the payment of dividends upon stocks or the principal of and/or interest upon bonds, notes or other evidences of indebtedness or obligations or the performance of the contracts or other undertakings of any corporation, partnership, syndicate or individual; to enter into, make and perform, contracts of every kind and for any lawful purpose with any person, firm, corporation or syndicate.

     (9) To purchase or otherwise acquire all or any part of the business, goodwill, rights, property and assets and to assume or otherwise provide for all or any part of the liabilities of any corporation, association, partnership or individual; to take over as a going concern and continue any business so acquired; and to pay for any such business or properties in cash, stock, bonds, debentures or obligations of this corporation or otherwise.

     (10) To manufacture, buy or otherwise acquire and to sell or otherwise dispose of, distribute, deal in and with, either as principal, agent, dealer or broker, goods, wares and merchandise of every kind and description, including all materials or substances now known or hereafter to be discovered or invented; to purchase or otherwise acquire and to sell or otherwise dispose of, distribute, deal in and with, either as principal, agent, dealer or broker, all kind of personal property of every sort and description wheresoever situate and all interest therein which this corporation may deem necessary or convenient in connection with any part of its business.

     (11) To conduct any and all of its business in the State of Delaware and any other states, the District of Columbia, the territories, colonies and dependencies of the United States, and in foreign countries and places, and to have one or more offices outside of the State of Delaware, and to purchase or otherwise acquire, hold, mortgage, convey, transfer, or otherwise dispose of, both within and without the State of Delaware, real and personal property.

     (12) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or incidental to the powers herein named, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation, either as holder of or as interested in any property or otherwise; and to have all of the rights, power and privileges now or hereafter converted by the General Corporation Laws of the State of Delaware.
The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of this corporation, and all the powers and purposes hereinbefore enumerated shall be exercised, carried on and enjoyed by this corporation within and without the State of Delaware to such extent and in such manner as corporations organized under the General Corporation Laws of the State of Delaware may properly and legally exercise, carry on and enjoy.
     Fourth: A. The total number of shares of capital stock which the corporation shall have authority to issue is Four Hundred Seventy Million (470,000,000), of which Four Hundred Fifty Million (450,000,000) shall be common stock of the par value of One Dollar and Fifty Cents ($1.50) per share (hereinafter called the "common stock") and Twenty Million (20,000,000) shall be preferred stock of the par value of One Dollar ($1.00) per share (hereinafter called the "preferred stock").
     Each share of common stock, par value $3.00 per share, of the corporation issued and outstanding or held in treasury of the corporation immediately prior to 5:00 p.m., eastern standard time, on November 2, 1998 (the "Effective Time"), that being the time when the amendment of this Article Fourth of the Certificate of Incorporation shall have become effective, shall be changed into and reclassified into two fully paid and nonassessable shares of common stock, par value $1.50 per share, such that at the Effective Time: (1) each holder of record of common stock, par value $3.00 per share, shall, without further action, be and become the holder of one additional share of common stock, par value $1.50 per share, for each share of common stock, par value $3.00 per share, held of record immediately prior to the Effective Time; and (2) each certificate representing shares of common stock, par value $3.00 per share, outstanding or held in treasury immediately prior to the Effective Time shall continue to represent the same number of shares of common stock, par value $1.50 per share. The corporation shall issue and cause to be distributed to each holder of record of shares of common stock, par value $3.00 per share, immediately prior to the Effective Time, as promptly as practicable thereafter, one additional share of common stock, par value $1.50 per share, for each share of common stock, par value $3.00 per share, held of record immediately prior to the Effective Time.
     B. The preferred stock may be issued from time to time by the corporation in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors of the corporation pursuant to authority to do so which is hereby vested in the board of directors. Each such series of preferred stock shall be distinctly designated. Except in respect of the particulars fixed by the board of directors for each series as permitted hereby, all shares of preferred stock shall be of equal rank and shall be identical. All shares of any one series of preferred stock so designated by the board of directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the board of directors of the corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of preferred stock so designated by the board of directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, if any, for such series, including without limitation the following:
         (1) The distinctive designation of and the number of shares of preferred stock which shall constitute such series; provided that such number may be increased (except where otherwise provided by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the board of directors;
         (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on preferred stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of preferred stock or any other class of stock of the corporation and whether such dividends shall be cumulative or non-cumulative;
         (3) The right, if any, of the holders of preferred stock of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the corporation and the terms and conditions of such conversion or exchange;
         (4) Whether or not preferred stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, preferred stock of such series may be redeemed;
         (5) The rights, if any, of the holders of preferred stock of such series upon the voluntary or involuntary liquidation of the corporation;
         (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the preferred stock of such series; and
         (7) The voting powers, if any, of the holders of such series of preferred stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the preferred stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) to elect one or more directors of the corporation if there has been a default in the payment of dividends on any one or more series of the preferred stock or under such other circumstances and upon such other conditions as the board of directors may fix.
     C. Except as otherwise provided in this Certificate of Incorporation, and in addition to the powers conferred on the board of directors by Article Thirteenth of this Certificate of Incorporation, the board of directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the board of directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.
     Fifth: No holder of the capital stock of this corporation shall have any preemptive or preferential right of subscription to any shares of stock of the corporation now or hereafter authorized or issued.
     Sixth: The names and places of residence of the incorporators are as follows:


         Name               Place of Residence
      B. J. Consono          Wilmington, Delaware
      F. J. Obara, Jr.       Wilmington, Delaware
      A. D. Grier            Wilmington, Delaware

     Seventh: The existence of the corporation is to be perpetual.
     Eighth: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
     Ninth: The number of directors of the corporation shall be fixed from time to time by, and in the manner provided in, its By-Laws and may be increased or decreased as therein provided; but the number thereof shall consist of not less than five nor more than nineteen directors who shall be stockholders of the corporation.
     The directors of the corporation shall be elected annually by the stockholders and shall hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.
     In the case of any increase in the number of directors of the corporation, the additional directors shall be elected as shall be provided in said By-Laws by the board of directors or by the holders of shares of stock of the corporation entitled to vote in respect thereof at an annual or special meeting of said holders.
     In case of any vacancy in the board of directors, however occasioned, a successor to fill the vacancy shall be elected in the manner provided in the By-Laws of the corporation.
     A majority of the whole board of directors may appoint from the directors an executive committee; and to such extent as shall be provided in a resolution of the said board or in the By-Laws, such committee shall have and may exercise all or any of the powers of the board of directors, including power to cause the seal of the corporation to be affixed to all the papers that may require it.
     A majority of the whole board of directors may appoint a finance committee and any other standing committees, and any such committee shall have and may exercise such powers as shall be conferred or authorized by the By-Laws or by the board of directors.
     The By-Laws of the corporation shall designate the officers of the corporation, which shall include, but not necessarily be limited to, a president, a secretary and a treasurer, to be elected by the directors or the stockholders, and the manner in which the officers of the corporation shall be elected or appointed.
     Any officer elected by the board of directors may be removed at any time by the board of directors. Any other officer or employee of the corporation may be removed at any time by the board of directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the board of directors.
     The board of directors, irrespective of any personal interest of any members of the board, shall have authority, by resolution passed by a majority of the whole board, to establish reasonable compensation of directors for service to the corporation as directors, officers or otherwise.
     Tenth: The corporation shall to the full extent permitted by law indemnify, reimburse, or pay any person (including such person's executor, administrator, or other personal representatives) for all liabilities (including, but not limited to, reasonable costs, expenses, attorneys' fees, and obligations for payment in settlement and final judgment) incurred by or imposed upon him in the preparation, conduct or compromise, or as a result, of any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any appeals therefrom and any collateral proceedings, in which he shall be involved by reason of the fact that he is or was serving as a director, officer, or employee of the corporation, or, that such director, officer, or employee, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity.
     Eleventh: The board of directors may adopt By-Laws and, from time to time, may amend or repeal any By-Laws; but any By-Law adopted or amended by the board of directors may be amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed amendment or repeal be included in the notice of the meeting.
     Twelfth: Meetings of the stockholders may be held outside the State of Delaware if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.
     The board of directors from time to time shall determine whether and to what extent, and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them shall be open to the inspection of the stockholders, and no stockholders shall have the right to inspect any account or book or document of the corporation except as conferred by law or authorized by the board of directors or by the stockholders.
     Thirteenth: The directors may from time to time declare and pay such dividends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law.
     The board of directors is hereby specifically empowered to authorize the issuance of and to issue in any lawful manner, without limitation and from time to time within the total number of shares authorized by these Articles, shares of its stock for such considerations, not less than the par value thereof, as the board of directors may deem advisable.
     The board of directors shall have power to issue bonds, debentures or other obligations, whether nonconvertible or convertible into the corporation's stock, upon such terms, in such manner and under such conditions in conformity with law as may be fixed by the board of directors prior to the issuance of such bonds, debentures or other obligations.
     Fourteenth: The powers and authorities hereinbefore conferred upon the board of directors are in furtherance of, and not in limitation of, those conferred by the laws of the State of Delaware.
     Fifteenth: The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.
     Sixteenth: The stockholders of the corporation may take action by written consent only if such consent is unanimous. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all the then outstanding shares of the corporation entitled to vote generally on the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article Sixteenth or to adopt any provision inconsistent herewith.
     Seventeenth: A. Any "Business Combination" (as hereafter defined) with, or proposed by or on behalf of, any "Related Person" (as hereafter defined) shall require approval by the affirmative vote of both (i) not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of "Voting Stock" (as hereafter defined), voting together as a single class, and
(ii) a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock that is beneficially owned by such Related Person. Such affirmative vote shall be required in addition to any other vote that may be required, and notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, this Certificate of Incorporation, the By-Laws of the corporation, or in any agreement with any national securities exchange or otherwise. Notwithstanding the foregoing, the voting requirements of this paragraph A shall not be applicable if:
     1. The "Continuing Directors" (as hereafter defined) by a majority vote shall have expressly approved the Business Combination; or
     2. The Business Combination involves the payment of consideration to the stockholders of the corporation, and all of the following conditions are met:
         (a) The consideration to be received per share by holders of each class or series of "Capital Stock" (as hereafter defined) shall be in the form of "Fair Consideration" (as hereafter defined) and the aggregate amount of the "Fair Market Value" (as hereafter defined), as of the date of the consummation of the Business Combination, of such consideration to be received per share shall be in an amount not less than the highest of:
              (i) the Fair Market Value of the highest per share consideration (with appropriate adjustments for recapitalizations, stock splits, stock dividends and like distributions) paid by or on behalf of the Related Person in acquiring beneficial ownership of any shares of such class or series of Capital Stock during the two-year period prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or, if higher, in the transaction in which it became a Related Person;
              (ii) the "Market Price" (as hereafter defined) per share (with appropriate adjustments for recapitalizations, stock splits, stock dividends and like distributions) of such class or series of Capital Stock on the Announcement Date or on the date on which the Related Person became a Related Person, whichever is higher; and
              (iii) if applicable, the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the proposed Business Combination constitutes such an event.
          (b) After the date on which the Related Person became a Related Person and prior to the consummation of the proposed Business Combination, except as approved by a majority of the Continuing Directors, there shall not have been (i) any failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) any reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any stock split, stock dividend or subdivision of the common stock); (iii) any failure to increase the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction that has the effect of reducing the number of outstanding shares of common stock; or (iv) any increase in the number of shares of any class or series of Capital Stock beneficially owned by the Related Person except as part of the transaction that resulted in such Related Person becoming a Related Person and except in a transaction that, after giving effect thereto, would not result in any increase in the Related Person's percentage beneficial ownership of any class or series of Capital Stock.
         (c) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder or any subsequent provisions replacing or amending such act, rules or regulations (the "Act") shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business

     Combination (whether or not such mailing is required pursuant to the Act). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Related Person, such investment banking firm to be paid a reasonable fee for its services by the corporation.
         (d) After the date on which the Related Person became a Related Person and prior to the consummation of the proposed Business Combination, such Related Person shall not have made or caused any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.
         B. For the purpose of this Article SEVENTEENTH:
     1. The term "Business Combination" shall mean:
         (a) any merger or consolidation of the corporation or any "Subsidiary" (as hereafter defined) with, into, or for the benefit of any Related Person;
         (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) involving the corporation or a Subsidiary which is with or for the benefit of any Related Person and which involves a "Substantial Part" (as hereafter defined) or all of the assets, securities or commitments of the corporation, any Subsidiary or any Related Person;
         (c) any recapitalization of the corporation or reclassification of its securities (including any reverse stock split), or any merger or consolidation of the corporation with any Subsidiary, or any other transaction (whether or not with or otherwise involving a Related Person) that would have the effect of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, beneficially owned by any Related Person;
         (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation; and
         (e) any agreement, contract or other arrangement providing for any of the transactions described in the foregoing subparagraphs (a) to (d).
     2. The term "Market Price" shall mean the closing sale price on the date in question of a share of the class or series of stock in question on the Composite Tape for New York Stock Exchange--Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sale (or if sale prices are not available, bid) quotation with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or, if such quotation is not available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors.
     3. The term "Fair Market Value" shall mean (a) in the case of cash, the amount of such cash, (b) in the case of stock, the Market Price thereof, and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.
     4. The term "person" shall mean any individual, firm, company or other entity.

     5. The term "Related Person" shall mean and include any person which, by itself or together with any other person pursuant to any agreement, arrangement or understanding, either directly or indirectly, and/or together with its or their "Affiliates" or "Associates" (as defined in Rule 12b-2 under the Act as such Rule is in effect on July 25, 1985), (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of, in the aggregate, shares representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, or (b) is an assignee of the beneficial ownership of any shares of Voting Stock of which a person described in subparagraph (a) hereof was the beneficial owner at any time within the two-year period immediately preceding the date a Business Combination is proposed; and any Affiliate or Associate of any such Related Person. The term "Related Person" shall not include the corporation or any Subsidiary or any profit sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee or fiduciary with respect to any such Plan when acting in such capacity. The date on which any person or any Affiliate or Associate of such person became a Related Person shall be deemed to be the earliest date on which such person or any of its Affiliates or Associates became a Related Person.
     6. For purposes of this Article SEVENTEENTH, a person shall be deemed to beneficially own any Capital Stock:
         (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or
         (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right, alone or together with any other person, to vote pursuant to any agreement, arrangement or understanding; or
         (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.
     For the purpose of determining whether a person is a Related Person, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph 6, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
     Any person shall be deemed to have become the beneficial owner of shares of Capital Stock on the date on which it or any of its Affiliates or Associates became the beneficial owner of such shares of Capital Stock.
     7. The term "Substantial Part" shall mean any aggregate of assets, securities and commitments having a Fair Market Value equal to or greater than the lesser of (a) $15,000,000, or (b) (in the case of any transaction involving assets, securities or commitments other than stock) 5% of the book value of the total assets of the entity in question, or (c) (in the case of transactions involving stock) 5% of the stockholders' equity of the entity in question, in either case as of the end of the entity's most recent fiscal year ending prior to the time the determination is being made.
     8. The term "Fair Consideration" as applied to the consideration to be received by holders of shares of a particular class or series of outstanding Capital Stock means consideration in cash or in the same form as was paid by or on behalf of the Related Person to acquire beneficial ownership of shares of such class or series of Capital Stock within the two-year period ending on and including the date on which the Related Person became a Related Person.
If, within such two-year period, the consideration so paid for shares of any class or series of Capital Stock varied as to form, then Fair Consideration shall mean either cash or the form of consideration used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock acquired by or on behalf of the Related Person within such two-year period.
     9. The term "Subsidiary" shall mean any company in which the corporation owns shares of stock representing a majority of the voting power of shares entitled to vote generally on the election of directors.
     10. The term "Capital Stock" shall mean the capital stock of the corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation.
     11. The term "Voting Stock" shall mean Capital Stock entitled to vote generally on the election of directors.
     12. The term "Continuing Director" shall mean (a) a director who was a member of the board of directors of the corporation either on July 25, 1985, or immediately prior to the time that the Related Person became a Related Person, and (b) any person becoming a director whose election, or nomination for election by the corporation's stockholders, was approved by a vote of a majority of the Continuing Directors referred to in subparagraph (a); provided, however, that in no event shall a Related Person involved in a Business Combination or any of its representatives be deemed to be a Continuing Director.
     C. For the purposes of this Article SEVENTEENTH, the Continuing Directors by a majority vote shall have the power and the duty to make a good faith determination, on the basis of information known to them, of: (i) whether any person is a Related Person; (ii) the number of shares of Capital Stock of which any person is the beneficial owner; (iii) whether a person is an Affiliate or Associate of another; (iv) whether the assets, securities or commitments that are the subject of any Business Combination constitute a Substantial Part; (v) whether any business transaction is a Business Combination with, or proposed by or on behalf of, a Related Person; (vi) whether the cash or other consideration to be received per share by holders of Capital Stock other than the Related Person in a Business Combination is an amount at least equal to the highest price required to be paid under paragraph A of this Article SEVENTEENTH and constitutes Fair Consideration; (vii) what is the Market Price or Fair Market Value and whether a price is above the Market Price or Fair Market Value; and
(viii) any other matters with respect to which a determination is required under this Article SEVENTEENTH. Any such determination made in good faith shall be binding and conclusive on all parties.
     D. Nothing contained in this Article SEVENTEENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.
     E. The fact that any proposed Business Combination complies with the provisions of paragraph A of this Article SEVENTEENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the board of directors or any member thereof to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the board of directors or any member thereof with respect to evaluations or actions and responses taken with respect to such Business Combination.
     F. Any other provision of this Certificate of Incorporation or the By-Laws of the corporation notwithstanding, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation, any proposal to amend or repeal any provision of this Article SEVENTEENTH and any other proposal to amend this Certificate of Incorporation which is inconsistent with any of the provisions set forth in this Article SEVENTEENTH shall require approval by the affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, and, if such proposal is made by or on behalf of a Related Person, the affirmative vote of a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock that is beneficially owned by such Related Person; provided, however, that the vote referred to in this paragraph F shall not be required for any amendment, repeal or adoption unanimously recommended by the board of directors and, if such proposal is made by or on behalf of a Related Person, such recommendation by the board of directors is made at a time when a majority of the directors are Continuing Directors.
     Eighteenth. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighteenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



                CERTIFICATE OF DESIGNATIONS, PREFERENCES
                           AND RIGHTS OF SERIES B ESOP
                           CONVERTIBLE PREFERRED STOCK

                                       of

                              DELTA AIR LINES, INC.

           Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

     We, Ronald W. Allen, Chairman of the Board and Chief Executive Officer, and James W. Callison, Secretary, of Delta Air Lines, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof,

DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on July 10, 1989, has adopted the following resolution creating a series of 6,944,450 shares of Preferred Stock, par value $1.00 per share, designated as Series B ESOP Convertible Preferred Stock:
     RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation, par value $1.00 per share, be and it hereby is, created and classified, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:


SECTION 1. Designation, Amount and Stated Value; Special Purpose
              Restricted Transfer Issue.
     (A) The shares of such series shall be designated as "Series B ESOP Convertible Preferred Stock" (such series being hereinafter sometimes called the "Series B Preferred Stock"), the number of shares constituting such series shall initially be 6,944,450 and the stated value of each share of Series B Preferred Stock shall be $72.00.

     (B) Shares of Series B Preferred Stock shall be issued only to Harris Trust and Savings Bank, as trustee, or any successor trustee (the "Trustee"), of the Delta Family-Care Savings Plan of the Corporation, as amended from time to time, or any successor or replacement plan (the "Plan"). In the event of any transfer of shares of Series B Preferred Stock to any person other than the Trustee, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock (as defined in paragraph (B) of Section 10 hereof) on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to
Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall have been so converted. In the event of such a conversion, the transferee of the shares of Series B Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph 1(B), shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6 and 7 hereof.


SECTION 2. Dividends and Distributions.
     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable in cash ("Preferred Dividends") at the rate per share of 6% per annum of the stated value of such shares. Preferred Dividends will be payable semi-annually on the 28th day of June and December in each year (each a "Dividend Payment Date") commencing on December 28, 1989, to holders of record on the tenth Business Day (as defined in the paragraph (H) of Section 8 hereof) preceding such Dividend Payment Date (the "Dividend Record Date"). In the event that any Dividend Payment Date shall fall on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not during such semi-annual period there shall be funds legally available therefor, but Preferred Dividends accrued on the shares of Series B Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance of the shares of Series B Preferred Stock through the first Dividend Payment Date) shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
     (B) So long as any shares of Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series B Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to
(i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock.


SECTION 3. Voting Rights.
     (A) The holders of shares of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock as one class. The holder of each share of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held by such holder; provided, however, that if such number of votes per share of Series B Preferred Stock would violate applicable rules and regulations of the Securities and Exchange Commission (the "SEC") or the New York Stock Exchange, Inc. (the "NYSE"), then the number of votes per share of Series B Preferred Stock shall be the highest vote then permitted by such rules and regulations; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in
Section 8 hereof (other than an adjustment pursuant to paragraph 8(A)), the number of votes per share of Series B Preferred Stock shall be adjusted in inverse proportion to the adjustment to the Conversion Price. Notwithstanding the foregoing, no adjustment in the number of votes per share of Series B Preferred Stock shall be made to the extent that such adjustment would result in voting rights per share of Series B Preferred Stock which would violate the applicable rules and regulations of the SEC or the NYSE.
     (B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended or this Resolution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the shares of Series B Preferred Stock so as to affect them adversely.


SECTION 4. Liquidation, Dissolution or Winding Up.
     (A) In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid to or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $72.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.
     (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 7 hereof.
     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock.


SECTION 5. Conversion into Common Stock.
     (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6 or 7 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $86.40 per share of Common Stock, and which price shall be adjusted as provided in Section 8 hereof (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price"), with each share of Series B Preferred Stock being valued at $72.00 for such purpose (that is, a conversion rate initially equivalent to 0.8333 shares of Common Stock for each share of Series B Preferred Stock so converted, which is subject to adjustment (to the fourth decimal place) as the Conversion Price is adjusted as provided in Section 8 hereof); provided, however, that in no event shall the Conversion Price be lower than the par value, if any, of the Common Stock.
     (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes new certificates issued upon such conversion to be delivered.
     (C) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid), to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.
     (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as herein provided. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of record of Common Stock as of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if the Dividend Record Date for such dividend is subsequent to the effective date of conversion of such shares.
     (E) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.
     (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B

Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.


SECTION 6. Redemption At the Option of the Corporation.
     (A) The Series B Preferred Stock shall be redeemable, (i) in whole or in part, at the option of the Corporation at any time after July 10, 1992, or (ii) at any time after the date of issuance as provided by paragraph
(E) of this Section 6, at the following redemption prices per share:


             During the
        Twelve-Month Period          Price
        Beginning July 10,             Per
                                      Share
            1989...................   $ 76.32
            1990...................     75.89
            1991...................     75.46
            1992...................     75.02
            1993...................     74.59
            1994...................     74.16
            1995...................     73.73
            1996...................     73.30
            1997...................     72.86
            1998...................     72.43


and thereafter at $72.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (H) of this
Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares of Series B Preferred Stock will no longer be deemed to be outstanding and all rights in respect of such shares of Series B Preferred Stock shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of Series B Preferred Stock of each holder determined pro rata based on the number of shares of Series B Preferred Stock held by each holder or shall select the shares of Series B Preferred Stock to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.
     (B) In the event shares of Series B Preferred Stock are called for redemption as provided in this Section 6 (other than paragraph (G) of this Section 6), unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than fifteen (15) days nor more than sixty (60) days prior to the date fixed for redemption. Each such notice shall state: (i) the date fixed for redemption;
(ii) the total number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares of Series B Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such date fixed for redemption; and (vi) the conversion rights of the shares of Series B Preferred Stock to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of a certificate for shares of Series B Preferred Stock so called for redemption (or redeemed pursuant to paragraph (G) of this Section 6) and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the applicable redemption price set forth in this Section 6.
     (C) Within thirty (30) days after the later of (i) the effective date, (ii) the enactment date or (iii) if the Corporation contests in good faith in a judicial or administrative proceeding the legality of the change referred to in this paragraph 6(C), the date such matter is finally determined (the time for appeal having expired and no appeal having been filed) against the Corporation, of a change in any statute, rule or regulation of the United States of America which has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the shares of Series B Preferred Stock when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and in effect on the date shares of Series B Preferred Stock are initially issued, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares of Series B Preferred Stock for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to
Section 4 hereof.
     (D) In the event that shares of Series B Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, the Corporation may in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this
Section 6, elect to redeem any or all of such shares of Series B Preferred Stock at a redemption price equal to the higher of (i) the amount payable in respect of the shares of Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to Section 4 hereof and (ii) the Fair Market Value (as defined in paragraph (H) of Section 8 hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series B Preferred Stock being redeemed, plus accrued and unpaid dividends on such shares of Series B Preferred Stock (the "Consideration Price").
     (E) In the event that the Plan is terminated or the employee stock ownership plan component of the Plan pursuant to which the shares of Series B Preferred Stock are then held by the Trustee is eliminated from the Plan in accordance with its terms and notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Corporation shall, as soon thereafter as practicable, call for redemption on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6 all then outstanding shares of Series B Preferred Stock.
     (F) Notwithstanding anything to the contrary in paragraph (A) of this
Section 6, upon the termination of a Plan participant's employment with the Corporation, the Corporation may elect to redeem any or all shares of Series B Preferred Stock held for the account of such participant at a redemption price equal to the higher of (i) the amount payable in respect of the shares of Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to
Section 4 hereof and (ii) the Consideration Price.

     (G) At any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for the redemption pursuant to this paragraph 6(G), upon certification by such holder to the Corporation that the holder must provide for distributions to participants under, or must satisfy an investment election provided to participants in accordance with, the Plan, then shares of Series B Preferred Stock shall be redeemed by the Corporation, to the extent necessary for the holder to provide for such distributions or to satisfy such investment elections, at a redemption price equal to the higher of (i) the amount payable in respect of the Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to Section 4 hereof and (ii) the Consideration Price.
     (H) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value.


SECTION 7. Consolidation, Merger, etc.
     (A) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(l) of the Code, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6 and 7 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series B Preferred Stock, then, unless by virtue of such transaction a holder of Common Stock who failed to exercise any rights of election would be entitled to receive only qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares, the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election (however, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares); and provided further that in the event the consideration receivable by such a holder of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any such rights of election consists solely of such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares, then the shares of Series B Preferred Stock shall be assumed by and become preferred stock of the successor or resulting corporation and shall be convertible after such transaction, all as provided in the portion of this paragraph 7(A) prior to the first proviso hereof. The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Sections 3 and 8 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such sections prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.
     (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of "qualifying employer securities" (as referred to in paragraph (A) of this Section 7) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 7), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible at such time so that each share of Series B Preferred Stock shall by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).
     (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 7, or described in the first proviso in paragraph
(A) of this Section 7 if by virtue of such transaction a holder of Common Stock who failed to exercise any rights of election would be entitled to receive consideration consisting of other than qualifying employer securities and a cash payment, if applicable in lieu of fractional shares, then the Corporation shall as soon as practicable thereafter (and in any event at least thirteen (13) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of shares of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the higher of (i) the amount payable in respect of the shares of Series B Preferred Stock being redeemed pursuant to paragraph
(A) of Section 6 hereof and (ii) the Consideration Price. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction.


SECTION 8. Initial Adjustment; Anti-dilution Adjustments.
     (A) If the average of the last reported sales prices, regular way, per share of the Common Stock, as reported on the New York Stock Exchange Composite Tape for the five (5) consecutive NYSE trading days commencing on July 11, 1989 and ending on (and including) July 17, 1989 (the "Adjusted Price") is less than $72.00 (the "Closing Price"), then the Conversion Price in effect on July 17, 1989 shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the Adjusted Price and the denominator of which is the Closing Price; provided, however, in no event shall the Adjusted Price be less than $67. If the Conversion Price is otherwise adjusted prior to the adjustment provided for by this paragraph 8(A), the amounts of the Closing Price and $67 specified above shall also be adjusted immediately prior to calculating any adjustment pursuant to this paragraph 8(A) by multiplying each such amount by a fraction, the numerator of which is the Conversion Price as of the close of business on July 17, 1989 (giving effect to such other adjustment(s)) and the denominator of which is the Conversion Price prior to such other adjustment(s).
     (B) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 7 hereof does not apply) or otherwise, subject to paragraphs
(F) and (G) of this Section 8, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 8(B) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.
     (C) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then, subject to paragraphs (F) and (G) of this Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.
     (D) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than (i) pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (ii) any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), (iii) pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, or stockholder dividend reinvestment or stock purchase plan, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (iv) pursuant to an agreement to issue, sell or exchange shares of Common Stock at a price per share at or above the Fair Market Value per share of Common Stock on the date such agreement was executed) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to paragraphs (F) and (G) of this
Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (x) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security issued after the date hereof which is convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) or stockholder dividend reinvestment or stock purchase plan of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted and other than an agreement to issue, sell or exchange shares of Common Stock at a price per share at or above the Fair Market Value per share of Common Stock on the date such agreement was executed, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to paragraphs (F) and (G) of this Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).
     (E) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 7 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs
(F) and (G) of this Section 8, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender or exchange offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender or exchange offer, as the case may be, and (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.
    (F) Notwithstanding any other provisions of this Section 8, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.
     (G) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 8, the Board of Directors of the Corporation may consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 8(G), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 8, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.
     (H) For purposes of this Resolution, the following definitions shall apply:
         "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined.
         "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
         "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof.
         "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of the Series B Preferred Stock are outstanding) (i) of cash (other than a regularly scheduled quarterly dividend not exceeding 125% of the average quarterly dividend for the preceding period of 12 months), where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months (other than regularly scheduled quarterly dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months), when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds nine percent (9%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, and (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (C) or (D) of this Section
     8), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (E) of this Section 8 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends (other than regularly scheduled quarterly dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months) which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (E) of this Section 8.
         "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, (i) for purposes of Section 6 hereof, the Current Market Price on the date as of which the Fair Market Value is to be determined, and (ii) for all other purposes hereof, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The Fair Market Value of any security which is not publicly traded (other than the Series B Preferred Stock) or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.
         "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of

     Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such right or warrant (including upon the conversion or exchange of any such convertible or exchangeable security), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.
         "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 8 (H) shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" only if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (I) Whenever an adjustment to the Conversion Price and the voting rights of the Series B Preferred Stock is required hereby, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the adjusted voting rights determined as provided herein, of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the voting rights of the shares of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Series B Preferred Stock.

SECTION 9. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.
     (A) The Series B Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation and, unless otherwise provided in the Certificate of Incorporation of the Corporation, as the same may be amended, or a Certificate of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series B Preferred Stock shall rank senior to all series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.
     (B) In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the Delaware General Corporation Law ("DGCL") if, as a result thereof, the surplus of the Corporation for purposes of the DGCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B Preferred Stock during the following three years.
     (C) Any shares of Series B Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as herein provided, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.


SECTION 10. Miscellaneous.
     (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) Business Days after the mailing thereof if sent by registered mail (unless first class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at 1030 Delta Boulevard, Hartsfield Atlanta International Airport, Atlanta, Georgia 30320 (Attention: Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.
     (B) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock, par value $3.00 per share, as the same exists at the date of filing of a Certificate of Designation relating to the Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 8 hereof, the holder of any share of Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 8 hereof, and the provisions of Sections 1 through 7, 9 and 10 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
     (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.
     (E) Unless otherwise provided in the Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share of Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the Series B Preferred Stock and such other stock bear to each other.
     (F) Any determination required or permitted to be made by the Corporation's Board of Directors hereunder may be made by a committee appointed by the Corporation's Board of Directors which need not include members of the Corporation's Board of Directors.
     (G) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail, (postage prepaid), to each holder of record of Series B Preferred Stock.
     IN WITNESS WHEREOF, this certificate has been executed and attested by the undersigned this 10th day of July, 1989.



                                    /S/ RONALD W. ALLEN
                                    ------------------------------------
                                    Name: Ronald W. Allen
                                    Title: Chairman of the Board and
                                             Chief Executive Officer

ATTEST:

/S/ JAMES W. CALLISON
---------------------------
Name: James W. Callison
Title: Secretary

                                     AMENDED
               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                OF SERIES D JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                              DELTA AIR LINES, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         We, Leo F. Mullin, President and Chief Executive Officer, and Robert S. Harkey, Corporate Secretary, of Delta Air Lines, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions thereof, do hereby make this Amended Certificate of Designations, amending and restating in its entirety the Certificate of Designations of the Company originally filed on November 1, 1996 and do hereby state and certify that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on July 13, 1998 duly adopted the following resolution:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation (the "Charter"), a series of Preferred Stock of the Company be, and it hereby is, created and classified, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series D Junior Participating Preferred Stock" (the "Series D Preferred Stock"), and the number of shares constituting such series shall be 2,250,000. Such number of shares of the Series D Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Company.

         Section 2.  Dividends and Distributions.

         (A) The holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the first day of March, June, September and December of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other cash distributions and 100 times the aggregate per share amount of all non-cash dividends or other non-cash distributions (other than (i) a dividend payable in shares of Common Stock, par value $1.50 per share, of the Company (the "Common Stock") or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. If the Company shall at any time after November 4, 1996 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare a dividend or distribution on the Series D Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of paragraph (A)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series D Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D

Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series D Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Company. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Company.

         (C) (i) If at any time dividends on any Series D Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series D Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series D Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting together as a single class, irrespective of series, shall have the right to elect two Directors and, to the extent necessary to permit the election of such Directors, the number of Directors constituting the Board of Directors of the Company shall be increased to the maximum number of Directors then permitted by the Company's Charter. In the event that such increase does not result in a sufficient number of vacancies to allow the election of two Directors by the holders of the Series D Preferred Stock, then, at the next annual meeting, the Board of Directors of the Company shall take such action as is necessary to allow such holders to elect a number of Directors so that the number of Directors elected by such holders at all times equals two.

         (ii) During any default period, such voting right of the holders of Series D Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not equal two, the holders of the Preferred Stock shall have the right at the next annual meeting to elect a number of Directors as shall be necessary to permit the election by them of two Directors. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series D Preferred Stock.

         (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

         (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Charter or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or bylaws). Any vacancies in the Board of Directors effected by the provisions of classes (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (D) The Charter of the Company shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series D Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class.

         (E) Except as otherwise provided herein, holders of Series D Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action. As used in this Section 3, "Preferred Stock" shall not include or be construed to encompass any other class or series of preferred stock of the Company unless the certificate of designations, preferences and rights of such other class or series expressly so states.

         Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series D Preferred Stock shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;

                  (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series D Preferred Stock; or

                  (iv) redeem, purchase or otherwise acquire for value any shares of Series D Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series D Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for value any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series D Preferred Stock redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Charter or as otherwise permitted under the General Corporation Law of the State of Delaware.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D

Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series D Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The Series D Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series D Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Company's Preferred Stock except any series that specifically provides that such series shall rank pari passu with or junior to the Series D Preferred Stock.

         Section 10. Fractional Shares. Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Preferred Stock.

         IN WITNESS WHEREOF, we have executed and attested this Certificate this 11th day of November, 1998.


                                       DELTA AIR LINES, INC.

                                       /s/ Leo F. Mullin
                                       -------------------------------------
                                       Leo F. Mullin
                                       President and Chief Executive Officer

ATTEST:

/s/ Robert S. Harkey
--------------------
Robert S. Harkey
Corporate Secretary